UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 7, 2008
Artes Medical, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33205 (Commission File Number)	33-0870808 (I.R.S. Employer Identification No.)
5870 Pacific Center Boulevard
San Diego, California 92121
(Address of Principal Executive Offices, with zip code)
(858) 550-9999
(Registrant’s telephone number, including area code)
n/a
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT 99.1

Item 1.01	Entry into a Material Definitive Agreement.
     On July 7, 2008, we entered into a Distribution Agreement (the “Agreement”) with Anika Therapeutics, Inc. (“Anika”) under which we obtained an exclusive right to market and sell Anika’s FDA-approved Elevess® temporary dermal filler product in the United States. Elevess is a hyaluronic acid (HA) based filler formulated with Lidocaine for patient comfort and used for the correction of facial wrinkles and folds. Under the Agreement, Anika will manufacture and supply Elevess to us. We will pay Anika a fixed price per unit, plus a royalty based on net sales of Elevess. The initial term of the Agreement runs through December 31, 2010, but we have an option to extend the term through December 31, 2012 if we achieve a sales target and make a one-time extension payment. We agreed to purchase a minimum amount of Elevess during each year of the Agreement.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated July 8, 2008, relating to the Distribution Agreement with Anika Therapeutics, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated: July 8, 2008

ARTES MEDICAL, INC.
By:	/s/ Karla R. Kelly
Karla R. Kelly
Chief Legal Officer, General Counsel and Corporate Secretary